                                  EXHIBIT 10.4
                                  ------------
                   1997 KEY EMPLOYEES' STOCK OPTION AND STOCK
                   ------------------------------------------
                            APPRECIATION RIGHTS PLAN
                            ------------------------
                                       OF
                                       --
                                 HORIZON BANCORP
                                 ---------------


                                    ARTICLE I
                                    ---------

                                  INTRODUCTION

         1.1. PURPOSE. The 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp (the "Plan") is designed to promote the interests of the Company and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their businesses, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Plan provides for the granting of (i) incentive stock options ("ISO's") and (ii) nonqualified stock options ("NSO's"), which the option grantee may exercise in order to purchase shares of Company common stock. The Plan also provides for the granting of stock appreciation rights ("SARs").

         1.2. EFFECTIVE DATE AND DURATION. The Effective Date of the Plan is January 1, 1997. ISOs may be granted under the Plan for a period of ten (10) years commencing January 1, 1997 and NSOs and SARs may be granted under the Plan for a period of twenty (20) years commencing January 1, 1997. However, no option or SAR may be exercised until this Plan has been approved by a majority of the shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No ISOs shall be granted after December 31, 2006 and no NSO's or SAR's shall be granted after December 31, 2016. On December 31, 2016, the Plan shall expire except as to outstanding options and SAR's, which options and SAR's shall remain in effect until they have been exercised or terminated or have expired. ISO's must be granted within ten (10) years of the date the Plan is adopted by the Board of Directors or approved by the shareholders of the Company, whichever is earlier.

         1.3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized to take the following actions: (i) to grant ISO's, NSO's and SAR's; (ii) to determine the key employees to be granted ISO's, NSO's and SAR's; (iii) to determine the option period, the option price and, subject to the limitations of Section 3.2, the number of shares subject to each option and SAR; (iv) to determine the time or times at which options and SAR's will be granted; (v) to determine the time or times at which each option and related SAR becomes exercisable and the duration of the exercise period; (vi) to determine other conditions and limitations, if any, applicable to the exercise of each option and related SAR; and (vii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option and related SAR granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of
Section 422 of the Code. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 515 Franklin Square, P. O. Box 800, Michigan City, Indiana 46360.

         1.4. DEFINITIONS. For purposes of this Plan, unless a different meaning is clearly required by the context:

               (a) "Board of Directors" means the board of directors of the Company.

               (b) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the members of the Company's Board of Directors recommend the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

               (c) "Code" means the Internal Revenue Code of 1986, as amended.

               (d) "Committee" means the Compensation Committee of the Board of Directors of the Company.

               (e) "Company" means Horizon Bancorp.

               (f) "Effective Date" means January 1, 1997.

               (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (h) "Fair Market Value" means the per share fair market value of the Company's stock as determined by the Committee in good faith based upon such factors as it shall determine.

               (i) "For Cause" means (i) the willful and continued failure of an optionee to perform his required duties as an officer or key employee of the Company or any Subsidiary, (ii) any action by an optionee which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of an optionee, (iv) the conviction of an optionee of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by an optionee of a material term, condition or covenant of any agreement between the optionee and the Company or any Subsidiary.

               (j) "Permanent and Total Disability" or "Permanently and Totally Disabled" means any disability that would qualify as a disability under Section 22(c)(3) of the Code.

               (k) "Plan" means the stock option plan embodied herein, as amended from time to time, known as the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp.

               (l) "Retirement" means the termination of employment by an optionee on or after attaining age fifty-five (55) and completing ten (10) full years of employment with the Company and/or any Subsidiary for reasons other than For Cause, death or Permanent and Total Disability.

               (m) "Section 16 Grantee" or "Section 16 Grantees" or means a person or persons subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

               (n) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                   ARTICLE II
                                   ----------

                          ELIGIBILITY AND PARTICIPATION

         Officers and other key employees of the Company or any of its Subsidiaries, as selected by the Committee, shall be eligible to receive grants of ISO's, NSO's and SAR's under the Plan. Committee members shall not be eligible to receive grants of options or SAR's under the Plan while serving as Committee members.

                                   ARTICLE III

                                    BENEFITS

         3.1. SHARES COVERED BY THE PLAN. The stock to be subject to options and related SAR's under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Subject to the provisions of Section 4.2 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed ninety thousand (90,000) shares. Shares covered by an option that remain unpurchased upon the expiration or termination of the option may be made subject to further options.

         3.2. GRANT OF OPTIONS. The Committee shall be responsible for granting all options and related SAR's under the Plan. The Committee shall also determine, in its sole discretion, with respect to each optionee, the following:
(i) whether the options granted shall be ISO's or NSO's, or a combination of the two; (ii) whether any SAR's shall be granted in connection with such options; and (iii) whether any key employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two.

         3.3. OPTION PRICE.

               (a) ISO OPTION PRICE. The option price per share of stock under each ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted; provided, however, as to officers and key employees who, at the time an ISO is granted, own, within the meaning of Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (referred to as "10% Shareholder-Employees") and the purchase price per share of stock under each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock on the date on which the option is granted.

               (b) NSO OPTION PRICE. The option price per share of stock under each NSO shall be determined by the Committee in its discretion; provided, however, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted.

         3.4. OPTION PERIOD. No option period with respect to an ISO or related SAR shall exceed ten (10) years from the Effective Date and no option period with respect to an NSO or related SAR shall exceed twenty (20) years. Provided, however, the option period with respect to ISO's granted to 10%
Shareholder-Employees shall not exceed five (5) years.

         3.5. SPECIAL CALENDAR YEAR LIMITATION ON SHARES SUBJECT TO ISO'S. The aggregate Fair Market Value (determined at the time of the grant of the ISO's) of the stock with respect to which ISO's are exercisable for the first time by an eligible key employee during any calendar year (under all plans providing for the grant of incentive stock options of the Company or any of its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000.00).

         3.6. SEQUENCE OF EXERCISING STOCK OPTIONS. Any option granted to an employee pursuant to the Plan shall be exercisable even if there are outstanding previously granted but unexercised options with respect to such key employee.

         3.7. VESTING OF OPTIONS. All options and SAR's granted under the Plan shall vest, and thereby become exercisable at such time or times as shall be determined by the Committee in its sole discretion. The stock option agreement between the Company and the optionee shall include the schedule under which the options and SAR's shall vest.

         3.8. VESTING ON CHANGE IN CONTROL OF THE COMPANY, DEATH, RETIREMENT OR DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 3.7, in the event of a Change in Control of the Company or upon the death, Permanent and Total Disability or Retirement of the optionee, any options and SAR's granted under this Plan may be exercised in full. Such ability of an optionee to exercise an option or related SAR shall be without regard to any restrictions on the vesting of the options and SAR's contained in the option agreement between the Company and the optionee.

         3.9. EARLY TERMINATION OF OPTION.

               (a) TERMINATION OF OPTIONEE'S EMPLOYMENT PRIOR TO RETIREMENT. All rights to exercise an option and related SAR shall terminate thirty (30) days after the effective date of the optionee's termination of employment with the Company and its Subsidiaries, but not later than the date the option and related SAR expire unless such termination is For Cause or is on account of the Permanent and Total Disability, death or Retirement of the optionee. The transfer of employment of the optionee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service or orther leave of absence shall be deemed a termination of employment for purposes of this subsection (a).

               (b) FOR CAUSE TERMINATION OF OPTIONEE'S EMPLOYMENT. If an optionee's employment with the Company and its Subsidiaries is terminated For Cause, no previously unexercised option or SAR granted hereunder may be exercised. Rather, all unexercised options and SAR's shall terminate effective on the date the optionee receives notice of his termination For Cause.

               (c) TERMINATION OF OPTIONEE'S EMPLOYMENT DUE TO PERMANENT AND TOTAL DISABILITY OR DEATH. If an optionee's employment terminates due to Permanent and Total Disability or death, his option and any related SAR shall terminate one (1) year after termination of his employment due to his Permanent and Total Disability or death (but not later than the date the option and any related SAR expire pursuant to their terms). During such period, subject to the limitations of this Plan and the option agreement between the Company and the optionee, the optionee, his guardian, attorney-in-fact, personal representative or administrator, as the case may be, may exercise the option or related SAR in full.

               (d) TERMINATION OF OPTIONEE'S EMPLOYMENT DUE TO RETIREMENT. If an optionee's employment terminates due to Retirement, his options and any related SAR shall terminate five (5) years after termination of his employment due to Retirement (but not later than the date on which the option and any related SAR expire pursuant to their respective terms). Provided, however, if the optionee dies after his Retirement but before he exercises his option or related SAR, his option and related SAR shall terminate one (1) year after the optionee's date of death (but not later than the date on which the option and any related SAR expire pursuant to their respective terms). During such period, subject to the limitations of this Plan and the option agreement between the optionee and the Company, the optionee, his guardian, attorney-in-fact, or personal representative, as the case may be, may exercise the option or related SAR in full.

         3.10. PAYMENT FOR STOCK. Full payment for shares purchased hereunder shall be made at the time the option is exercised. Payment may be made by delivering to the Company (a) cash; (b) at the discretion of the Committee, whole shares of common stock of the Company ("Delivered Stock") which (i) has been owned by the optionee for more than six (6) months and has been paid for, within the meaning of SEC Rule 144 under the Exchange Act (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or (ii) was obtained by the optionee in the public market or otherwise than through the exercise of an option under this Plan or under any other stock option plan involving Company stock; (c) at the discretion of the Committee, a combination of cash and Delivered Stock; or (d) provided that a public market for the Company's common stock exists, (i) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers ("NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (ii) through a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the option. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the optionee evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the optionee.

         3.11. INCOME AND EMPLOYMENT TAX WITHHOLDING.

               (a) PAYMENT BY OPTIONEE. The optionee shall be solely responsible for paying to the Company all required federal, state, city and local taxes applicable to his (i) exercise of an NSO or SAR under the Plan and (ii) disposition of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition of the shares under Code Section 422(a)(1).

               (b) NSO AND SAR WITHHOLDING WITH COMPANY STOCK. Notwithstanding the provisions of subsection (a), with respect to stock to be issued pursuant to the exercise of an NSO or cash or stock to be paid pursuant to the exercise of a SAR, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the NSO or SAR by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the NSO or SAR or accept delivery from the optionee of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that retention or delivery.

               (c) ISO DISQUALIFYING DISPOSITION; WITHHOLDING WITH COMPANY STOCK. Notwithstanding the provisions of subsection (a), with respect to shares of stock to be issued pursuant to the exercise of any ISO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the disqualifying disposition of the shares under Code Section 422(a)(1) by having the Company accept delivery from the optionee of shares of stock having a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that delivery.

         3.12. NOTICE OF DISQUALIFYING DISPOSITION. Any ISO granted hereunder shall require the optionee to notify the Committee in writing of any disposition of any stock issued pursuant to the exercise of the ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

         3.13. STOCK APPRECIATION RIGHTS.

               (a) SAR's may be granted by the Committee, in its discretion, in conjunction with all or part of any option granted under the Plan, at the time of the grant of such option. All of the terms of the Plan respecting options shall also apply to SAR's subject to the further special rules of this Section
3.13 and such other terms and conditions not inconsistent therewith as the Committee shall determine. Accordingly, each SAR by its terms shall (i) expire when the underlying option expires; (ii) become transferable only when the underlying option is transferable and under the same terms and conditions; and
(iii) become exercisable only when and to the extent that the underlying option is eligible to be exercised. Moreover, a SAR by its terms shall further provide that the "economic value" thereof (as defined in subsection (c) below) may not exceed one hundred percent (100%) of the difference between the exercise price of the number of shares covered by the underlying option and the Fair Market Value of such shares determined at the time when the SAR is exercised and the SAR may only be exercised when such Fair Market Value exceeds such exercise price.

               (b) SAR's may be exercised by an optionee by surrendering the underlying option or applicable portion thereof. As provided in subsection (a) above, a SAR shall be exercisable at such time or times and only to the extent that the underlying option is exercisable; further, with respect to employees who are officers or directors of the Company, SAR's may be exercised, and elections to receive cash in settlement thereof may be made, only during such periods of time as may be allowed under Rule 16b-3 of the Exchange Act. Underlying options shall no longer be exercisable to the extent they are surrendered upon exercise of related SAR's.

               (c) Upon the exercise of a SAR and the surrender of the underlying option, the optionee shall become entitled to receive the economic value of such SAR, in cash, in shares of Company stock or any combination thereof. Such economic value shall be equal to the excess of the Fair Market Value (determined on the date of exercise of such SAR) of one (1) share of stock over the option price per share specified in the underlying option, multiplied by the number of shares with respect to which SAR's shall have been exercised. The Committee shall have the sole discretion either to determine the form in which such payment of economic value is to be made or to consent to or disapprove of the election of the optionee to receive cash in full or partial payment of such value.

               (d) Upon the exercise of a SAR, the underlying option or part thereof to which such SAR is related shall be deemed to have been exercised for purposes of the limitation on the number of shares of stock specified in Section 3.1.

                                   ARTICLE IV

                     PLAN ADMINISTRATION AND INTERPRETATION

         4.1. AMENDMENT AND TERMINATION. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act ), alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, or an option and a SAR, make any alteration which would adversely affect an option or SAR previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to options under the Plan, except as provided in
Section 4.2; (b) decrease the minimum option price, except as provided in
Section 4.2; (c) permit any Committee member to become eligible to receive grants of options or SAR's under the Plan; (d) withdraw administration of the Plan from the Committee or the Board of Directors; (e) extend the term of the Plan or the maximum period during which any option may be exercised; (f) change the manner of determining the option price; or (g) change the class of individuals eligible for options under the Plan.

         4.2. CHANGES IN STOCK.

               (a) SUBSTITUTION OF STOCK AND ASSUMPTION OF PLAN. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that the number of shares of common stock outstanding (which for these purposes shall be the number of shares actually outstanding plus the number of shares available for issuance pursuant to options granted under the Plan or any other employee stock option plan, as now in effect or hereafter adopted or amended, of the Company) shall increase as a result of the issuance of additional shares by the Company, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may, and in the case of an increase in the number of shares outstanding, shall, make appropriate adjustment or substitution in the aggregate number, price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate, agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or the entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted but unexercised and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection (a), no adjustment shall be made which would operate to reduce the option price of any ISO below the Fair Market Value of the stock (determined on the date the option was granted) which is subject to an ISO.

               (b) CONVERSION OF STOCK. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding option and each SAR related thereto, if any, shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the option and the SAR related thereto, if any, and the purchase price per share upon exercise of the option and the SAR related thereto, if any, shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each optionee shall have the right (i) to purchase (A) that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company theretofore subject to his option, (B) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the shares of common stock of the Company previously granted to the optionee; and (ii) to exercise that number of SAR's which have an economic value, as defined in
Section 3.13(c) equal, as of the date of Change in Control of the Company, to the economic value, as defined in Section 3.3(c), as of such date of Change in Control of the Company, of the SAR's theretofore granted to the optionee.

         4.3. INFORMATION TO BE FURNISHED BY OPTIONEES. Optionees, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each optionee, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

         4.4. EMPLOYMENT RIGHTS. Neither the Plan nor any stock option agreement executed under the Plan shall constitute a contract of employment and participation in the Plan will not give an optionee the right to be rehired or retained in the employ of the Company, nor will participation in the Plan give any optionee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         4.5. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         4.6. GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         4.7. ACTION BY COMPANY. Any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

         4.8. CONTROLLING LAWS. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

         4.9. MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

         4.10. SEVERABILITY. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

         4.11. EFFECT OF HEADINGS. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

         4.12. NONTRANSFERABILITY. No option or SAR granted under the Plan shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option and any related SAR shall be exercisable (to the extent exercisable) only by him. The option (and any related SAR) and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

         4.13. LIABILITY. No member of the Board of Directors or the Committee or any officer or employee of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. Each optionee, in the stock option agreement between him and the Company, shall agree to release and hold harmless the Company, the Board of Directors, the Committee and all officers and employees of the Company and its Subsidiaries from and against any tax liability, including without limitation interest and penalties, incurred by the optionee in connection with his participation in the Plan.

         4.14. INVESTMENT REPRESENTATIONS. Unless the shares subject to an option are registered under the Securities Act of 1933, each optionee, in the stock option agreement between the Company and the optionee, shall agree for himself and his legal representatives that any and all shares of common stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution of those shares. Any share issued pursuant to an exercise of an option subject to this investment representation shall bear a legend evidencing this restriction.

         4.15. USE OF PROCEEDS. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

                                          HORIZON BANCORP



                                          By:__________________________________
                                                Larry E. Reed, Chairman

ATTEST:  [SEAL]


By:______________________________
      Thomas P. McCormick, Secretary